UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2011

DJSP ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-34149	98-0667099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

900 South Pine Island Road, Suite 400 Plantation, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 233-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

DJSP Enterprises, Inc. (the “Company”) today announced that it has notified The NASDAQ Stock Market LLC (“NASDAQ”) of its intent to voluntarily delist its ordinary shares, warrants, and units from the NASDAQ Global Market and deregister its ordinary shares, warrants, and units under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In connection therewith, the Company notified NASDAQ of its intention to file, on or about March 18, 2011, a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist the ordinary shares, warrants, and units. The ordinary shares, warrants, and units will continue to be listed through March 28, 2011 and will no longer be listed thereafter.

The Company also announced its intention to file a Form 15 with the SEC on or about March 28, 2011, in order to terminate the registration of the ordinary shares, warrants, and units under Section 12 of the Exchange Act and to terminate its reporting obligations under the Exchange Act.

A copy of the press release announcing the Company’s intention to delist and deregister the ordinary shares, warrants, and units is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Descriptions
99.1	Press release, dated March 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJSP Enterprises, Inc.
(Registrant)

Date March 8, 2011	By	/s/ Stephen J. Bernstein
Stephen J. Bernstein, President and Chief Executive Officer